UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2018

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously reported termination of Walé Adepoju’s employment as Executive Vice President & Chief Strategy Officer of Global Eagle Entertainment Inc. (the “Company” or “we”), Mr. Adepoju entered into a Separation Agreement and General Release, dated November 30, 2018 (the “Separation Agreement”), with Global Eagle Entertainment Limited, a wholly owned United-Kingdom-based subsidiary of the Company (“Global Eagle Limited”), and a Consulting Services Agreement, dated December 1, 2018, with the Company (the “Consulting Agreement”).

Under the Separation Agreement, Global Eagle Limited will pay Mr. Adepoju (i) a lump-sum severance payment of £232,703, (ii) a prorated portion of Mr. Adepoju’s annual cash bonus (if any) that he would have earned for the 2018 performance year if he had remained employed with Global Eagle Limited through the payment date thereof and (iii) a payment of £1,188.32 in lieu of any employee benefits he would have been entitled to had he remained employed with Global Eagle Limited through the benefit date thereof. In addition, Global Eagle Limited will pay Mr. Adepoju £77,567 in consideration of Mr. Adepoju’s waiver of the notice period requirement under his employment agreement with Global Eagle Limited. Furthermore, any vested stock options held by Mr. Adepoju as of November 30, 2018 will remain outstanding and eligible for exercise in accordance with their terms and any unvested stock options will vest in accordance with the terms of the Separation Agreement.

Under the Consulting Agreement, the Company will pay Mr. Adepoju a fee of £13,735 per month (prorated for any partial month) for his consulting services for an initial term of six months commencing on December 1, 2018, which will continue for automatically renewing one-month term(s) thereafter until either the Company or Mr. Adepoju elects to terminate the Consulting Agreement earlier for any reason upon 30 days’ written notice.

We qualify the foregoing summary of the Separation Agreement and Consulting Agreement by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated November 30, 2018, between Global Eagle Entertainment Limited and Walé Adepoju.

10.2	Consulting Services Agreement, dated December 1, 2018, between the Company and Walé Adepoju.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: December 6, 2018